Exhibit 10.3

AMENDMENT NO. 5

TO SERIES 2006-1 SUPPLEMENT

This AMENDMENT NO. 5 TO SERIES 2006-1 SUPPLEMENT, dated as of August 21, 2009 (this “Amendment”) is between Centre Point Funding, LLC (f/k/a Budget Truck Funding, LLC) (“BTF”), Budget Truck Rental, LLC (“BTR”), as Administrator, Deutsche Bank Securities, Inc., (“DBSI”), Riverside Funding LLC (“Riverside Funding”), Deutsche Bank AG, New York Branch (“DBAG”), Sheffield Receivables Corporation (“Sheffield”), Barclays Bank PLC (“Barclays”) and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), in its capacity as Trustee.

RECITALS:

WHEREAS, BTF and the Trustee entered into that certain Base Indenture, dated as of May 11, 2006, as amended by that certain Amendment No. 1 to the Base Indenture, dated as of May 16, 2007, and as further amended by that certain Amendment No. 2 to the Base Indenture, dated as of February 15, 2008 (as the same may be further amended, modified, supplemented or amended and restated in accordance with its terms, the “Base Indenture”);

WHEREAS, the parties hereto entered into that certain Series 2006-1 Supplement to the Base Indenture, dated as of May 11, 2006, as amended by that certain Amendment No. 1 to Series 2006-1 Supplement, dated as of May 16, 2007, as further amended by that certain Amendment No. 2 to Series 2006-1 Supplement, dated as of February 15, 2008, as further amended by that certain Amendment No. 3 to Series 2006-1 Supplement, dated as of May 8, 2008, and as further amended by that certain Amendment No. 4 to Series 2006-1 Supplement, dated as of December 23, 2008 (the “Series Supplement”);

WHEREAS, pursuant to Section 10.11 of the Series Supplement, the Series Supplement may be modified or amended in accordance the requirements of Section 12.1 of the Base Indenture, and pursuant thereto the Requisite Investors or each affected Noteholder, as required, have consented in writing to the amendments effected by this Amendment; and

WHEREAS, this Amendment has been duly authorized by all necessary limited liability company action on the part of BTF;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1. Terms Defined in Series Supplement or Base Indenture. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Series Supplement and, if not defined therein, in the Definitions List attached to the Base Indenture as Annex 1 or as otherwise set forth in the Base Indenture.

ARTICLE II.

Amendments

Section 2.1. Amendments to Article I—Definitions.

(a) Article I of the Series Supplement is hereby amended by adding the following definition in proper alphabetical sequence:

“Series 2006-1 Legal Final Maturity Date” means the date that is May 8, 2012.

(b) The definition “Series 2006-1 Required Liquidity Amount” set forth in Article I of the Series Supplement is hereby amended by adding the following proviso at the end thereof:

provided, however, that, notwithstanding the foregoing, if (x) the Series 2006-1 Borrowing Base as of such date minus the amount of Permitted Investments on deposit in the Series 2006-1 Principal Subaccount as of such date is equal to or less than (y) $20 million as of such date, then the “Series 2006-1 Required Liquidity Amount” as of such date shall be an amount equal to the Series 2006-1 Borrowing Base as of such date minus the amount of Permitted Investments on deposit in the Series 2006-1 Principal Subaccount as of such date.

Section 2.2. Amendments to Schedule II—Enhancement Percentages. Schedule II to the Series Supplement is hereby amended and restated in its entirety by the replacement thereof with the Schedule II attached as Annex A hereto.

ARTICLE III.

Miscellaneous

Section 3.1. Effectiveness of Amendment. This Amendment shall become effective as of the date hereof.

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Section 3.2. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Series Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Series Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Series Supplement specifically referred to herein, and any references in the Base Indenture to the provisions of the Series Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

Section 3.3. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

Section 3.4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CENTRE POINT FUNDING, LLC, as Issuer

By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Executive Vice President, Chief Financial Officer and Treasurer

DEUTSCHE BANK SECURITIES, INC., as Administrative Agent

By:	/s/ Robert Sheldon
Name: Robert Sheldon Title: Director

By:	/s/ Amit Patel
Name: Amit Patel Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but as Trustee

By:	/s/ Sally R. Tokich
Name: Sally R. Tokich Title: Senior Associate

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity but as Series 2006-1 Agent

By:	/s/ Sally R. Tokich
Name: Sally R. Tokich Title: Senior Associate

BUDGET TRUCK RENTAL, LLC, as Administrator

By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Chief Financial Officer and Treasurer

RIVERSIDE FUNDING LLC, as a CP Conduit Purchaser

By:	/s/ Jill A. Russo
Name: Jill A. Russo Title: Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as an APA Bank

By:	/s/ Robert Sheldon
Name: Robert Sheldon Title: Director

By:	/s/ Amit Patel
Name: Amit Patel Title: Vice President

DEUTSCHE BANK SECURITIES, INC., as a Funding Agent

By:	/s/ Robert Sheldon
Name: Robert Sheldon Title: Director

By:	/s/ Amit Patel
Name: Amit Patel Title: Vice President

SHEFFIELD RECEIVABLES CORPORATION, as a CP Conduit Purchaser

By:	/s/ Jason D. Muncy
Name: Jason D. Muncy Title: Associate Director

BARCLAYS BANK PLC, as an APA Bank

By:	/s/ Jeffrey Goldberg
Name: Jeffrey Goldberg Title: Associate Director

BARCLAYS BANK PLC, as a Funding Agent

By:	/s/ Jeffrey Goldberg
Name: Jeffrey Goldberg Title: Associate Director

ACKNOWLEDGED AND AGREED TO BY:

AVIS BUDGET CAR RENTAL, LLC, as Guarantor

By:	/s/ David B. Wyshner
Name: David B. Wyshner Title: Chief Financial Officer

Annex A

SCHEDULE II TO SERIES 2006-1 SUPPLEMENT

C-1